UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported):  March 29, 2019

DPW HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12711	94-1721931
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Shipyard Way, Newport Beach CA 92663

 (Address of principal executive offices) (Zip Code)

(949) 444-5464

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2019, DPW Holdings, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners (the “Underwriter”), pursuant to which the Company agreed to issue and sell an aggregate of (a) 2,855,500 shares of its common stock (the “Shares”) together with warrants to purchase 2,855,500 shares of common stock and (the “Common Warrants”) and (b)  pre-funded warrants to purchase up to an aggregate of 12,700,000 shares of its common stock (the “Pre-Funded Warrants”) together with a number of Common Warrants to purchase 12,700,000 shares of common stock (the “Offering”). The Shares will be sold to the purchasers at the public offering price of $0.44 per share (the “Offering Price”). The Common Warrants will be sold at a public offering price of $0.01 per Common Warrant. The Pre-Funded Warrants will be offered to each purchaser whose purchase of the Shares and the Common Warrant in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of the Company’s outstanding common stock immediately following the consummation of Offering, in lieu of the Shares if the purchaser so chooses. The purchase price of each Pre-Funded Warrant will equal the Offering Price at which the Shares are being sold to the public in the Offering, minus $0.01, and the exercise price of each Pre-Funded Warrant will equal $0.01 per share.

Pursuant to the Underwriting Agreement, the Company has also granted the Underwriter the option to purchase up to 428,325 additional shares of common stock, and/or Pre-funded Warrants to purchase up to 1,905,000 additional shares of common stock and/or Common Warrants to purchase up to 2,333,325 additional shares of common stock to cover over-allotments, if any. The option is exercisable within the earlier of 45 days after entry into the Underwriting Agreement and the day the Company files its annual report on Form 10-K for the fiscal year ended December 31, 2018. The Underwriting Agreement contains customary representations and warranties, conditions to closing, market standoff provisions, termination provisions and indemnification obligations, including for liabilities under the Securities Act of 1933, as amended. The Offering is being made pursuant to the shelf registration statement on Form S-3 (File No. 333-222132), as amended, that was filed by the Company with the Securities and Exchange Commission (“SEC”) on January 8, 2019 and declared effective by the SEC on January 11, 2018, and a related prospectus supplement.

The Common Warrants are exercisable at any time after the date of issuance at an exercise price of $0.45 per share and will expire on the fifth anniversary of the original issuance date. If at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance of the shares of common stock underlying the Common Warrants, then the Common Warrant may be exercised through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Common Warrant. If on any date on or after May 2, 2019, the volume weighted average price of the Company’s common stock fails to exceed the exercise price of the Common Warrant in effect on such date, the Common Warrant may be exercised such that the holder will receive one common share for each warrant held.

The Pre-Funded Warrants are exercisable at any time after the date of issuance and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. As an alternative to payment in immediately available funds, the holder may elect to exercise the Pre-Funded Warrant through a cashless exercise, in which the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Pre-Funded Warrant.

In addition, the Company has also issued the Underwriter a warrant to purchase a maximum of 622,220 additional shares of common stock (equal to 4% of the Shares sold in the Offering plus the number of shares of common stock underlying the Pre-Funded Warrants) at an initial exercise price of $0.50 per share, with a term of five years (the “Underwriter’s Warrant”). The Underwriter’s Warrant contains demand and piggy-back registration rights. If at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance of the shares of common stock underlying the Underwriter’s Warrant, then the Underwriter’s Warrant may be exercised through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the Underwriter’s Warrant.

The Company estimates that net proceeds from the Offering will be approximately $6 million , after deducting underwriting discounts and commissions and estimated Offering expenses, and assuming no exercise of the Underwriter’s option to purchase additional shares. The Company intends to use the net proceeds from the Offering for the repayment of debt, working capital and other general corporate purposes. The Company expects the Offering to close on April 2, 2019, subject to customary closing conditions.

The Underwriting Agreement is filed as Exhibit 1.1 to this report and the foregoing description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The form of Pre-Funded Warrant is filed as Exhibit 4.1 to this report and the foregoing description of the terms of the Pre-Funded Warrants is qualified in its entirety by reference to such exhibit. The form of Common Warrant is filed as Exhibit 4.2 to this report and the foregoing description of the terms of the Common Warrants is qualified in its entirety by reference to such exhibit. The form of the Underwriter’s Warrant is filed as Exhibit 4.3 to this report and the foregoing description of the terms of the Underwriter’s Warrant is qualified in its entirety by reference to such exhibit. A copy of the opinion of Sichenzia Ross Ference LLP, relating to the validity of the Shares in connection with the Offering, is filed with this Current Report on Form 8-K as Exhibit 5.1.

Item 3.02	Unregistered Sales of Equity Securities.

The description of the Underwriter’s Warrant in Item 1.01 is incorporated into this Item 3.02. The Underwriter’s Warrant and the shares of common stock issuable upon exercise of the Underwriter’s Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and were offered and sold to an “accredited investor” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(a)(2) of the Securities Act and Regulation D promulgated pursuant thereto.

Item 9.01	Exhibits and Financial Statements.

(d)           Exhibits:

Exhibit No.	Description
1.1	Underwriting Agreement, dated March 29, 2019, with A.G.P./Alliance Global Partners
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of Underwriter’s Warrant
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of Sichenzia Ross Ference LLP (included in Opinion of Sichenzia Ross Ference LLP filed as Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DPW HOLDINGS, INC. a Delaware corporation

Dated: April 1, 2019	/s/ Milton C. Ault III
Milton C. Ault III
Chief Executive Officer